Exhibit 10.8

First Modification to Loan and Security Agreement

This First Modification to Loan and Security Agreement (this “Modification”) is entered into by and between ALPHA INNOTECH CORPORATION (“Borrower”) and BFI Business Finance (“Lender”) as of this 26TH day of October, 2007, at San Jose, California.

RECITALS

A.           Lender and Borrower have  previously entered into or are concurrently herewith entering into a

Loan and Security Agreement (the “Agreement”) dated March 9, 2004.

B.           Lender and Borrower may  have  previously executed  one or more Modifications to  Loan and

Security Agreement (the "Previous Modification(s)").

C.           Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.           Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.
2.           Effective Date.  The terms of this Modification shall be in full force and effect as of October 26, 2007.
3.           Modification  to  Agreement.    The  Agreement  is  hereby  modified  to  amend  and  restate  the section(s) referenced below:

a.
Section 1.  Lender shall from time to time in Lender’s sole discretion advance sums to Borrower up to  eighty percent (80%)  of the Net Face Amount of  Prime Accounts (as defined  below in Paragraph 6) and such other sums as Lender may determine (each, an “Advance” and collectively,

“Advances”), but in no event shall the aggregate indebtedness (under this Agreement or under all Obligations) to Lender at any one time exceed without Lender’s prior written approval, the sum of One Million  Five Hundred Thousand  and 00/100 Dollars  ($1,500,000.00) (the  “Maximum Amount”).  In the event that the balance owing  under this Agreement exceeds the  Maximum Amount, or in the event that said balance exceeds the percentage set forth above of the Value of Prime Accounts as determined by Lender, Borrower  understands and  agrees that Lender shall make no further Advances to the Borrower unless and until Borrower pays Lender the amount of such excess (each an “Overadvance”), and Borrower hereby promises to pay the Overadvance to Lender upon Lender’s demand.

b.      Section 43.   Lender agrees that Accounts of a  foreign  account  debtor or its affiliates (each, a
"Foreign Account")  may be  deemed to be Prime Accounts provided: (i) such Foreign Account otherwise is a Prime Account; (ii) Borrower  has obtained credit insurance for each Foreign Account on terms, in amounts and  from insurers satisfactory to Lender; and  (iii) such Foreign Accounts do  not constitute more than fifty (50.00%)  of  all otherwise  Prime Accounts (but the portion of such Foreign Accounts not in excess of such percentage may be deemed to be Prime Accounts).

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4.         Condition Precedent. It shall be a Condition Precedent to the effectiveness of this Modification that Lender shall have received a fully executed Officer Certificate from Ron Bissinger.

5.           Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00).

6.           Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

7.           Integration.   This  is an  integrated  Modification and  supersedes all prior negotiations andagreements regarding the subject matter hereof.   All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this First Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance                                                                           ALPHA INNOTECH CORPORATION

By:     David Drogos                                                                           By:     Ron Bissinger

Its:  President                                                                           Its:  Chief Executive Officer

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